Exhibit 10.3

Date: April 26, 2007

To
Bank Hapoalim Ltd.

Re: Letter of undertaking

Whereas	Bank Hapoalim Ltd. (hereinafter – The Bank) has made and/or will make a loan in the amount of USD $27 million (hereinafter – The credit) available to Ampal Israel Ltd. (hereinafter – Ampal Israel);

And whereas	We the undersigned have undertaken vis-à-vis the bank to sign on this letter of undertaking;

Accordingly it is agreed and declared vis-à-vis the Bank, as follows:

1.	The introduction to this letter constitutes an integral part hereof:

2.	Interpretations:

In this letter the following terms will have the following meanings:

“The aforementioned amounts” means the amounts of the principal of the credit, the interest, the additional interest, exceptional interest, arrears interest, interest at the maximum rate, commissions, expenses and other payments, of any sort whatsoever, that we and/or Ampal Israel owe and/or will owe to the Bank

3.	Undertakings and declarations

So long as the Bank has not confirmed to us in writing that the aforementioned amounts have been repaid in full, we undertake vis-à-vis the Bank that all of what is stated below will apply:

3.1.

We will not distribute dividends to our shareholders and we will not transfer monies to them, whether as repayment of shareholders’ loans or otherwise, without receiving the prior agreement of the Bank for such action, in writing.

3.2.	Our shareholders’ equity will not fall below 35% of the total of our balance sheet (solo), as those terms will be reported in our quarterly and annual financial statements (solo) at any time.

3.3.

The ratio between the value of our holdings, as derived from market value (as defined below) with the addition of cash to gross financial debt (as defined below) will not fall below 2:1 at any time, and this in relation to our quarterly and annual financial statements (solo) at any time.

“The value of holdings derived as derived from market value” means our market value with the addition of net financial debt (as defined below).

“Net financial debt” means our financial liabilities, including bank credit, debts to other financial institutions and to our bond holders, less the balance of cash in hand.

“Gross financial debt” means our financial liabilities, including bank credit and debts to other financial institutions and to our bondholders.

The terms that are mentioned in this section, as above, which have not been defined are to be interpreted in accordance with generally accepted accounting principles in Israel

4.	Financial statements and information

Without impairing and/or detracting from our undertakings in accordance with this letter, we hereby undertake that so long as we will be indebted to the Bank for any amount whatsoever, all of what is stated below will apply:

	4.1.	No later than 90 days from the end of each calendar quarter, we undertake to furnish to the Bank our quarterly balance sheet (solo) for the quarter that has passed.

	4.2.	No later than 90 days from the end of each calendar year, we undertake to furnish to the Bank our audited annual balance sheet (solo) for the year that has passed.

To each of the financial reports that are mentioned above there will be attached our declaration, signed by our managers, in respect of our compliance with the financial ratios that are detailed above in this letter.

5.	Immediate repayment

Without detracting from the events that are detailed in any document whatsoever on which we have signed in favor of the Bank and in addition thereto, in case of the occurrence of one or more of the events that are detailed below occur, to make the aforementioned amounts, in whole or in part, repayable immediately (the amounts that will be made repayable immediately, as aforesaid, will be called hereinafter “The amounts of the immediate repayment”). Without detracting from our other undertakings to the Bank, we undertake to pay the Bank the amounts of the immediate repayment:

These are the events:

5.1.

If one or more of the undertakings in accordance with this letter and/or in accordance with any other document that has been signed and/or that will be signed in connection with the aforementioned amounts and/or otherwise is breached and/or is not complied with and/or it becomes apparent that any declaration whatsoever of our declarations in accordance with this letter and/or in accordance with any other document that we have signed and/or that will be signed in connection with the aforementioned amounts and/or otherwise is not correct or is not accurate.

5.2.

If one or more of Ampal Israel’s commitments in accordance with any document whatsoever that has been signed and/or that will be signed by it in favor of the Bank is breached and/or is not complied with and/or it becomes apparent that any declaration whatsoever of the declarations made by Ampal Israel in accordance with any document whatsoever that has been signed and/or that will be signed by it in favor of the Bank is not correct or is not accurate.

5.3.

If any change whatsoever is made in our Articles or Memorandum of Association which will impair or which might impair the rights of the Bank and/or our undertaking vis-à-vis the Bank, including in connection with this letter and/or any other document that is made and/or that will be made by us in favor of the Bank and/or any other agreement that has been signed and/or that will be signed between us and the Bank.

5.4.

If the holders of the bonds that have been issued and/or that will be issued to the public by us will demand the early repayments and/or will present claims and/or demands for payment against us and if these are approved by the court and/or a body that is authorized for that purpose under the power of the bonds or if the Tel-Aviv Stock Exchange decides that there is to be an early redemption, and all in respect of the said bonds.

5.5.

If Mr. Yossef Maiman ceases to be the effective controlling interest in our company. For this matter, “effective control” is the holding, directly or indirectly, of the issued and paid-up share capital of our company, which affords the largest holding as a single shareholder from among the generality of the shareholders in our company, and there will not be another shareholder with a larger holding among the shareholders.

6.	General

	6.1.	The headings of the sections are for convenience only and should not be used for interpretation purposes.

6.2.

What is stated in this letter comes in addition to what is stated in any other credit document and/or in any other bond that has been made and/or which will be made by us in connection with the relationship between us and the Bank, in connection with the aforementioned amounts and/or otherwise. However, in the event of a discrepancy between them, what is stated in this letter shall prevail.

6.3.

In any case in which, in accordance with this letter and/or any document in connection with the aforementioned amounts and/or otherwise, the Bank will be entitled to take any action whatsoever, although the Bank is not required to take any action.

And as proof of said agreement, we sign below:

/s/ Irit Eluz ; /s/ Yoram Firon

Ampal American Israel Corporation

Signed by:	Irit Eluz	Position:	SVP

Signed by:	Yoram Firon	Position:	VP

Lawyer’s confirmation

I the undersigned, Shiri Lind, Attorney, who serves as the legal advisor to Ampal American Israel Corporation (hereinafter –Ampal), hereby confirm that this letter was legally signed by Ampal, in accordance with the up to date Articles and Memorandum of Association of Ampal and that it has been done by means of persons who are authorized to bind it, whose signature on this letter binds Ampal for all intents and purposes.

April 26, 2007	/s/ Shiri Lind, Adv.

Date	Signature and stamp